UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2022

Canopy Growth Corporation

(Exact name of registrant as specified in its charter)

Canada	001-38496	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hershey Drive Smiths Falls, Ontario	K7A 0A8
(Address of principal executive offices)	(Zip Code)

(855) 558-9333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CGC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As further described in the Press Release (as defined below), on October 25, 2022, Canopy Growth Corporation (the “Company” or “Canopy Growth”) announced a strategy to accelerate entry into the U.S. cannabis market through the creation of a new U.S.-domiciled holding company, Canopy USA, LLC (“Canopy USA”). Canopy USA holds the Company’s U.S. cannabis investments, which is expected to enable it, following (i) the Meeting (as defined below), and (ii) the conversion by Greenstar Canada Investment Limited Partnership (“Greenstar”) and CBG Holdings LLC (“CBG”), indirect, wholly-owned subsidiaries of Constellation Brands, Inc. (“Constellation”), the Company’s largest shareholder, of their current ownership in the Company’s common shares (the “Shares”) into Exchangeable Shares (as defined below), to exercise rights to acquire Acreage Holdings, Inc. (“Acreage”), Lemurian, Inc. (“Jetty”), and Mountain High Products, LLC, Wana Wellness, LLC and The Cima Group, LLC (collectively, “Wana”). The Company holds non-voting and non-participating shares (the “Non-Voting Shares”) in the capital of Canopy USA, which do not carry any voting rights, rights to receive dividends or other rights upon dissolution of Canopy USA. However, the Non-Voting Shares are convertible, at any time, into common shares of Canopy USA (“Canopy USA Common Shares”). The Company and Canopy USA have entered into a protection agreement to provide for certain covenants in order to preserve the value of the Non-Voting Shares held by the Company until such time as the Company controls Canopy USA. The Company also has two designees on the four-person board of managers of Canopy USA (the “Canopy USA Board of Managers”). Until such time as the Company converts the Non-Voting Shares into Canopy USA Common Shares, the Company will have no economic or voting interest in Canopy USA, Wana, Jetty, TerrAscend Corp. (“TerrAscend”) or Acreage and such companies will continue to operate independently.

In connection with the formation of Canopy USA, the Company intends to hold a special meeting of shareholders (the “Meeting”) at which the Company’s shareholders will be asked to consider and, if deemed appropriate, to pass a special resolution authorizing an amendment (the “Amendment Proposal”) to the Company’s articles of incorporation, as amended, in order to: (i) create and authorize the issuance of an unlimited number of a new class of non-voting and non-participating exchangeable shares in the capital of Canopy Growth (the “Exchangeable Shares”); and (ii) restate the rights of the Shares to provide for a conversion feature whereby each Share may at any time, at the option of the holder, be converted into one Exchangeable Share. The Exchangeable Shares will not be entitled to voting rights, dividends or other rights upon dissolution of the Company. In the event that the Exchangeable Shares are not created or Greenstar and CBG do not convert their respective Shares into Exchangeable Shares, Canopy USA will not be permitted to exercise the rights to acquire shares of Acreage, Wana or Jetty or convert or exercise its convertible securities in the capital of TerrAscend.

In connection with the foregoing, on October 24, 2022, the Company entered into a consent agreement (the “Consent Agreement”) among the Company, CBG and Greenstar, pursuant to which the parties agreed, among other things, that following the conversion by CBG and Greenstar of their respective Shares into Exchangeable Shares, other than the unsecured notes held by Constellation, all agreements between the Company and Constellation, including the Second Amended and Restated Investor Rights Agreement, dated as of April 18, 2019, by and among the Company, CBG and Greenstar, will be terminated. Pursuant to the terms of the Consent Agreement, CBG and Greenstar also agreed, among other things, that at the time of the conversion by CBG and Greenstar of its Shares into Exchangeable Shares, (i) CBG will surrender the warrants held by CBG to purchase 139,745,453 Shares for cancellation for no consideration and (ii) all nominees of Constellation that are currently sitting on the board of directors of the Company (the “Board”) will resign from the Board. In addition, pursuant to the Consent Agreement, the Company is contractually required to convert its Non-Voting Shares into Canopy USA Common Shares and cause Canopy USA to repurchase the Canopy USA Common Shares held by certain third-party investors in Canopy USA in the event CBG and Greenstar have not converted their respective Shares into Exchangeable Shares by the later of (i) sixty days after the Meeting or (ii) February 28, 2023 (the “Termination Date”). The Consent Agreement will automatically terminate on the Termination Date.

In addition, on October 24, 2022, CBG and Greenstar entered into a voting support agreement with the Company (the “Voting Support Agreement”), pursuant to which CBG and Greenstar agreed, subject to the terms and conditions thereof, among other things, to vote all of the Shares beneficially owned, directed or controlled, directly or indirectly, by them for the Amendment Proposal.

On October 24, 2022, the Company also entered into an arrangement agreement with Canopy USA and Acreage (the “Floating Share Arrangement Agreement”), pursuant to which, subject to Acreage shareholder approval and the terms and conditions of the Floating Share Arrangement Agreement, Canopy USA will acquire all of the issued and outstanding Class D subordinate voting shares of Acreage (the “Floating Shares”) by way of a court-approved plan of arrangement under the Business Corporations Act (British Columbia) (the “Floating Share Arrangement”) in exchange for 0.45 of a Share for each Floating Share held. In addition, on October 24, 2022, Canopy and Canopy USA entered into voting support agreements with certain of Acreage’s directors, officers and consultants, pursuant to which such persons have agreed, among other things, to vote their Floating Shares in favor of the Floating Share Arrangement, representing approximately 7.3% of the issued and outstanding Floating Shares.

The acquisition of the Floating Shares by Canopy USA pursuant to the Floating Share Arrangement is expected to occur immediately prior to the acquisition of the Class E subordinate voting shares of Acreage (the “Fixed Shares”) pursuant to the terms of the arrangement agreement, dated April 18, 2019, as amended on May 15, 2019, September 23, 2020 and November 17, 2020 (as amended, the “Existing Acreage Arrangement”) by and between the Company and Acreage; provided that in the event that the Exchangeable Shares are not created or CBG and Greenstar do not convert their Shares into Exchangeable Shares, the Floating Share Arrangement Agreement will be terminated. In connection with the foregoing, on October 25, 2022, the Company also announced its intention to exercise the option to acquire the Fixed Shares on the basis of 0.3048 of a Share per Fixed Share following the Meeting (assuming the Amendment Proposal is approved) and the expected conversion by CBG and Greenstar of their respective Shares into Exchangeable Shares. Upon closing of the Floating Share Arrangement and the Existing Acreage Arrangement, all of the shares of Acreage will be held by Canopy USA. The Company will not hold any Fixed Shares or Floating Shares of Acreage. The Floating Share Arrangement requires the approval of: (i) at least two-thirds of the votes cast by the holders of the Floating Shares; and at least a majority of the votes cast by the holders of the Floating Shares, excluding the votes cast by “interested parties” and “related parties” (as such terms are defined in Multilateral Instrument 61-101 - Protection Of Minority Security Holders In Special Transactions), at a special meeting of Acreage shareholders expected to be held in January 2023.

On October 24, 2022, the Company also entered into agreements with certain of its lenders under its term loan credit agreement dated March 18, 2021 (the “Credit Agreement”) pursuant to which the Company will tender US$187,500,000 of the principal amount outstanding thereunder at a discounted price of US$930 per US$1,000 or US$174,375,000 in the aggregate (the “Paydown”). The Paydown will be made in two equal payments: the first payment on or about November 10, 2022, and the second payment on or about April 17, 2023. In connection with the Paydown, the Company agreed with its lenders to amend certain terms of the Credit Agreement (collectively, the “Credit Agreement Amendments”). The Credit Agreement Amendments include, among other things, reductions to the minimum Liquidity (as defined in the Credit Agreement) covenant to US$100,000,000, which is to be reduced as payments are made in accordance with the Paydown, certain changes to the application of net proceeds from asset sales and the establishment of a new committed delayed draw term credit facility in an aggregate principal amount of US$100,000,000. In addition, the Credit Agreement Amendments include the elimination of the additional US$500,000,000 incremental term loan facility.

In addition, on October 24, 2022, a wholly-owned subsidiary of the Company (the “Acreage Debt Optionholder”) entered into a letter agreement (“Letter Agreement”) with Acreage’s existing lenders (the “Acreage Lenders”), pursuant to which the Acreage Debt Optionholder agreed, subject to certain conditions precedent, to acquire an option to purchase the outstanding principal including all accrued and unpaid interest thereon of Acreage’s debt, being an amount up to US$150 million (the “Acreage Debt”) from the Acreage Lenders in exchange for an option premium payment of US$28.5 million (the “Option Premium”). In the event that Acreage repays the Acreage Debt on or prior to maturity, the Option Premium will be returned to the Acreage Debt Optionholder. In the event that Acreage defaults on the Acreage Debt and the Acreage Debt Optionholder does not exercise its option to acquire the Acreage Debt, the Option Premium will be released from escrow and delivered to the Acreage Lenders.

The foregoing descriptions of each of the Consent Agreement, the Voting Support Agreement, the Floating Share Arrangement Agreement, the Credit Agreement Amendments and the Letter Agreement is qualified in its entirety by reference to the full text of the Consent Agreement, the Voting Support Agreement, the Floating Share Arrangement Agreement, Amendment No. 1 to Credit Agreement and the Letter Agreement, filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K (“Current Report”).

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report relating to the Floating Share Arrangement Agreement is incorporated by reference into this Item 3.02. Canopy Growth anticipates that the securities to be issued by it pursuant to the Floating Share Arrangement Agreement will be issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(10) thereof.

The Company, on behalf of Canopy USA, has also agreed to issue Shares with a value of US$50 million to, among others, certain unitholders (the “Holders”) of High Street Capital Partners, LLC, a subsidiary of Acreage (“HSCP”), in order to reduce a potential liability of approximately US$121 million pursuant to HSCP’s amended tax receivable agreement and the related tax receivable bonus plans. In connection with the foregoing, the Company will issue Shares with a value of approximately US$15 million to certain Holders as soon as practicable as the first installment under this agreement with the second payment of approximately US$15 million in Shares to occur on the earlier of (a) the second business day following the date on which the shareholders of Acreage approve the Floating Share Arrangement; or (b) April 24, 2023. The final payment with a value of approximately US$20 million will be issued immediately prior to completion of the Floating Share Arrangement. The first installment of Shares and the second installment of Shares will be issued, pursuant to the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act in transactions not involving any public offering. The Company has also agreed to register the resale of such Shares under the Securities Act.

On October 24, 2022, Canopy USA and the Company also entered into an agreement with the shareholders of Wana, whereby subsidiaries of Canopy USA agreed to pay additional consideration to such shareholders in exchange for the option to purchase all of the issued and outstanding securities of Wana (the “Wana Option”) and the future payments owed in connection with the exercise of each of the Wana Options will be reduced to $1.00, resulting in an aggregate exercise price of $3.00, in exchange for the issuance of Canopy USA Common Shares and Shares (the “Wana Amending Agreement”). The Canopy USA Common Shares and Shares will, subject to certain limitations, only be issued to Nancy Whiteman, the controlling shareholder of Wana, or entities controlled by Ms. Whiteman, after January 1, 2023 and following completion of a valuation of Wana and Canopy USA as of no earlier than January 1, 2023. The Wana Amending Agreement may be terminated and no Canopy USA Common Shares or Shares will be issued to Ms. Whiteman, or entities controlled by Ms. Whiteman in the event that CBG and Greenstar have not converted their respective Shares into Exchangeable Shares by the later of (i) sixty days after the Meeting or (ii) March 31, 2023. The Canopy USA Common Shares issuable to Ms. Whiteman, or entities controlled by Ms. Whiteman, will also be subject to a repurchase right (the “Wana Repurchase Right”) to repurchase all Canopy USA Common Shares that have been issued at a price per Canopy USA Common Share equal to the greater of fair market value as determined by an appraiser and the initial subscription price multiplied by an annual interest rate of 10%. In connection with the Wana Amending Agreement, the Company has granted Ms. Whiteman the right to appoint one member to the Canopy USA Board of Managers and a put right on the same terms and conditions as the Wana Repurchase Right. The Shares to be issued pursuant to Wana Amending Agreement will be issued pursuant to the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act in transactions not involving any public offering. The Company has also agreed to register the resale of Shares issuable pursuant to the Wana Amending Agreement under the Securities Act.

Item 8.01	Other Events.

On October 25, 2022, the Company issued a press release (the “Press Release”) to announce, among other things, the formation of Canopy USA, the entering into of the Consent Agreement, the Voting Support Agreement, the Floating Share Arrangement Agreement, the Credit Agreement Amendments, the Letter Agreement, the Company’s intention to exercise the option to acquire the Fixed Shares and the Meeting in order to consider the Amendment Proposal. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Set forth on Exhibit 99.2 to this Current Report, which is incorporated herein by reference, are certain risk factors relating to the Amendment Proposal.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Consent Agreement dated October 24, 2022 by and between CBG Holdings LLC, Greenstar Canada Investment Limited Partnership and Canopy Growth Corporation.

10.2	Voting Support Agreement dated October 24, 2022 between CBG Holdings LLC, Greenstar Canada Investment Limited Partnership and Canopy Growth Corporation.

10.3	Floating Share Arrangement Agreement dated October 24, 2022 by and among Canopy Growth Corporation, Canopy USA, LLC and Acreage Holdings, Inc.

10.4+	Amendment No. 1 to Credit Agreement, dated as of October 24, 2022, between Canopy Growth Corporation, 11065220 Canada Inc., the lenders party thereto and Wilmington Trust, National Association.

10.5	Letter Agreement dated October 24, 2022 by and among 11065220 Canada Inc., AFC Gamma Inc., Viridescent Realty Trust, Inc. and AFC Institutional Fund LLC.

99.1	Press release dated October 25, 2022.

99.2	Risk Factors Relating to the Amendment Proposal.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Portions of this exhibit are redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANOPY GROWTH CORPORATION

By:	/s/ Judy Hong
Judy Hong
Chief Financial Officer

Date: October 26, 2022